Exhibit 99.1

Seres Therapeutics Announces New Translational Biomarker Results from SER-155

Phase 1b Clinical Study and Provides Corporate Updates

New SER-155 Phase 1b study biomarker data in allogeneic hematopoietic stem cell transplantation (allo-HSCT) recipients demonstrate that SER-155 promoted epithelial barrier integrity and decreased systemic inflammatory biomarkers compared to placebo; data support the broader potential of Seres’ live biotherapeutics to target inflammatory and immune diseases

SER-155 clinical results accepted for 2025 TANDEM Meeting oral presentation in Best Abstracts in Infectious Diseases

New SER-155 payer research underscores unmet need and supports potential as a substantial commercial opportunity

Cash runway extended into Q1 2026

CAMBRIDGE, Mass.—January 9, 2025— Seres Therapeutics, Inc. (Nasdaq: MCRB) (Seres or the Company), a leading live biotherapeutics company, today announced new translational biomarker results for exploratory endpoints from its SER-155 Phase 1b placebo-controlled study in patients undergoing allogenic stem cell transplantation (allo-HSCT). Following SER-155 administration, there was a statistically significant decrease in fecal albumin, an established biomarker of epithelial barrier integrity, and a positive impact on biomarkers of systemic inflammation and immune homeostasis, in both cases as compared to placebo.

These results support the previously announced clinical data demonstrating that SER-155 was associated with a significant reduction in bloodstream infections (BSIs) (reflecting a 77% relative risk reduction). The biomarker data are consistent with SER-155 mechanism of action and provide further evidence of the potential of SER-155 to reduce BSIs through the promotion of epithelial barrier integrity, which reduces the likelihood of the translocation of bacteria from the gastrointestinal tract into the bloodstream. The lower concentrations of plasma biomarkers of systemic inflammation, and changes in immune homeostasis observed following SER-155 dosing reinforce the positive impact in allo-HSCT patients. These data also support the potential role for Seres’ live biotherapeutic platform to provide clinical benefit to patients with inflammatory and immune diseases, such as IBD, including ulcerative colitis and Crohn’s disease.

Wendy Garrett, M.D. Ph.D., Professor of Immunology and Infectious Diseases, Department of Immunology & Infectious Diseases, Harvard T.H. Chan School of Public Health, Harvard University, commented, “The SER-155 translational biomarker data, combined with the promising clinical results demonstrating an impressive reduction in bloodstream infection rates, provide strong biological evidence supporting Seres’ live biotherapeutic candidates as a novel potential therapeutic approach to improve epithelial barrier integrity and to positively modulate multiple inflammatory pathways. These data support potential opportunities for live biotherapeutics, beyond infection, in inflammatory and immune diseases.”

Other Corporate Updates

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Seres’ SER-155 Phase 1b clinical study results have been accepted for an oral presentation in the Best Abstracts in Infectious Diseases track and the related drug pharmacology results have been accepted as a poster presentation at the February 2025 TANDEM Meeting, a multidisciplinary event highlighting the latest research and breakthroughs in the evolving field of hematopoietic cell transplantation, cellular therapy and gene therapy.

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Market research recently completed by the Company with US healthcare professionals (HCPs) and payers confirmed the view that there is a high unmet need to prevent BSIs in allo-HSCT patients and a desire for better prophylactic options, suggesting a strong value proposition for SER-155. Both HCPs and payers indicated an awareness of the high clinical burden of BSIs, driven by high frequency of occurrences and poor associated outcomes. Both groups cited a lack of efficacious prophylactic therapies and expressed significant ongoing concerns around the risk of BSIs, febrile neutropenia, sepsis, and antibiotic-resistant infections. Specific to SER-155, the proposed risk reduction of BSIs and related endpoints were seen as clinically meaningful and supportive of a strong value proposition. Payers shared an expectation that coverage of SER-155 would be under the outpatient pharmacy benefit, given its oral administration, which would allow for dosing outside of the inpatient hospital setting.

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In December 2024, the US Food and Drug Administration (FDA) granted Breakthrough Therapy designation to SER-155 for reduction of bloodstream infections in adults undergoing allo-HSCT. The Company submitted a Briefing Book in support of its planned interaction with FDA on a potential next registrational study of SER-155 in allo-HSCT and expects feedback from the agency this quarter.

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The Company has continued implementing actions to extend its projected cash runway. As of December 31, 2024, Seres had approximately $31 million in cash and cash equivalents (unaudited figure). Based on existing cash, the projected installment payments to be received from Nestlé Health Science in January and July 2025 (totaling approximately $75 million) related to the VOWST sale, transaction-related obligations and current operating plans (including the planned investment in preparatory activities for the next SER-155 study), the Company expects to fund operations into the first quarter of 2026. The Company continues to evaluate cash preservation actions and timing of investments.

“We continue to make progress in advancing clinical development of SER-155 in allo-HSCT. Having received Breakthrough Therapy designation for SER-155 from the FDA in December, our team recently submitted a Briefing Book, and we expect to engage with the agency later this quarter on our development plans, including our proposal to conduct a single registrational study for efficacy to support product approval in allo-HSCT,” said Eric Shaff, President and Chief Executive Officer of Seres Therapeutics. “We believe the medical and commercial opportunity for SER-155 is substantial, and recent payer research suggests that a product with a similar clinical profile to the results we have observed would have a robust value proposition for patients, providers and payers. We are actively engaging with external parties as we seek a partner to provide financial resources and other capabilities to maximize the SER-155 opportunity.”

Mr. Shaff continued, “The new SER-155 biomarker data expand upon our previously reported clinical results and strengthen our mechanistic understanding of the potential of SER-155 in preventing bacteremia and corresponding BSIs in allo-HSCT and potentially other medically vulnerable patient groups. We believe the gut barrier integrity data enhanced by the observed positive impact on biomarkers of systemic inflammation and immune homeostasis, also support the potential for Seres’ live biotherapeutic candidates to be developed as treatments for serious inflammatory diseases, such as IBD, including ulcerative colitis and Crohn’s disease. Underpinned by the promising clinical data we have generated and the wide range of diseases that could be amenable to our biotherapeutic candidates, we intend to seek partnerships to further evaluate these substantial opportunities.”

About SER-155

SER-155 is an investigational, oral, live biotherapeutic designed to decolonize GI pathogens, improve epithelial barrier integrity, and induce immune tolerance to prevent bacterial bloodstream and antimicrobial resistant (AMR) infections, as well as other pathogen associated negative clinical outcomes, in patients undergoing allo-HSCT for the treatment of hematological malignancies.

SER-155 has been evaluated in a Phase 1b placebo-controlled study in patients undergoing allo-HSCT, which demonstrated a significant reduction in both BSIs and systemic antibiotic exposure, as well as lower incidence of febrile neutropenia. SER-155 has received Breakthrough Therapy designation for the reduction of BSIs and Fast Track designation for reducing the risk of infection and GvHD, in both cases in patients undergoing HSCT.

About Seres Therapeutics

Seres Therapeutics, Inc. (Nasdaq: MCRB) is a clinical-stage company focused on improving patient outcomes in medically vulnerable populations through novel live biotherapeutics. Seres led the successful development and approval of VOWST™, the first FDA-approved orally administered microbiome therapeutic, which was sold to Nestlé Health Science in September 2024. The Company is developing SER-155, which has received both Breakthrough Therapy and Fast Track designation, and which has demonstrated a significant reduction in bloodstream infections and related complications (as compared to placebo) in a Phase 1b clinical study in patients undergoing allo-HSCT. SER-155 and the Company’s other pipeline programs are designed to target multiple disease-relevant pathways and are manufactured from standard clonal cell banks via cultivation, rather than from the donor-sourced production process used for VOWST. In addition to allo-HSCT, the Company intends to evaluate SER-155 and other cultivated live biotherapeutic candidates in other medically vulnerable patient populations including autologous-HSCT patients, cancer patients with neutropenia, CAR-T recipients, individuals with chronic liver disease, solid organ transplant recipients, as well as patients in the intensive care unit and long-term acute care facilities. For more information, please visit www.serestherapeutics.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including statements about: our anticipated financial performance, including cash and cash equivalents, for any period of time, including for the year ended December 31, 2024; the timing and results of our clinical studies and data readouts; our clinical development plans; the anticipated timing of communications with or feedback from the FDA; the impact, value or potential benefits of Breakthrough Therapy designation, Fast Track designation or any other regulatory designations; our ability to secure a partnership and/or generate additional capital; the potential market and commercial opportunity for SER-155 and other product candidates, if approved; projected cash runway; and other statements which are not historical fact.

These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: (1) we have incurred significant losses, are not currently profitable and may never become profitable; (2) our need for additional funding; (3) our history of operating losses; (4) our novel approach to therapeutic intervention; (5) our reliance on third parties to conduct our clinical trials and manufacture our product candidates; (6) the competition we will face; (7) our ability to protect our intellectual property; (8) our ability to retain key personnel and to manage our growth; (9) the effect of the VOWST sale on our ability to retain and hire key personnel and maintain relationships with our customers, suppliers, advertisers, partners and others with whom we do business, or on our operating results and businesses generally; (10) the risks associated with the disruption of management’s attention from ongoing business operations due to the obligation to provide transition services; (11) our failure to receive the installment payments or the milestone payments in the future; (12) the uncertainty of impact of the 50/50 profit and loss sharing arrangement on our reported results and liquidity; and (13) we may not be able to realize the anticipated benefits of the VOWST sale. These and other important factors discussed under the caption “Risk Factors” in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC), on November 13, 2024, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Financial Disclosure Advisory

The preliminary cash and cash equivalents and projected cash runway information represents information available to the Company’s management through the date hereof. Actual results for the year ended December 31, 2024 will depend on the completion of quarter-end accounting procedures and adjustments, including the completion of the Company’s financial statements and the subsequent occurrence or identification of events prior to the filing of our financial results for the relevant period with the SEC. The estimated preliminary financial results have not been audited or reviewed by the Company’s independent registered public accounting firm. These estimates should not be viewed as a substitute for the Company’s full interim or annual financial statements. Accordingly, you should not place undue reliance on this preliminary data.

Investor and Media Contacts:

IR@serestherapeutics.com

Carlo Tanzi, Ph.D.

Kendall Investor Relations

ctanzi@kendallir.com